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EXHIBIT 99.1

NEWS                               CONTACT:          IRENE HONEYCUTT

FOR IMMEDIATE RELEASE                                Investor Relations
                                                     ORBIT/FR, Inc.
                                                     (215) 674-5100
                                                     irene@orbitfr.com



                      ORBIT/FR REPORTS ON DELISTING NOTICE


                  HORSHAM, PA: April 19, 2001 -- ORBIT/FR, Inc. (NASDAQ: ORFR), today reported that it received a Nasdaq Staff Determination on April 18, 2001, indicating that the Company has failed to comply with the $5,000,000 minimum market value of public float requirement for continued listing set forth in Nasdaq Marketplace Rule 4450(a)(2) and that its shares are, therefore, subject to delisting from the Nasdaq National Market. The Company has requested a hearing before a Nasdaq Listing Qualifications Panel to review the Staff Determination and present its case. The Company's shares will continue trading on the Nasdaq National Market until the Panel has reached a decision.
If the Panel does not grant the Company's request for continued listing, the Company's shares will likely be traded on the Nasdaq SmallCap market.

ORBIT/FR, Inc. develops, markets and supports sophisticated automated microwave test and measurement systems for the wireless communication, satellite, automotive and aerospace / defense industries.

Except for historical information, the matters discussed in this news release may be considered "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include declarations regarding the current intent, belief or expectations of the Company and its management. Prospective investors are cautioned that any such forward-looking statements, including those regarding the ability to prevent a delisting of the Company's common stock from The Nasdaq National Market involve a number of risks and uncertainties that could materially affect actual results. Such risks and uncertainties are identified in the Company's reports and registration statements filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2000 and Forms 10-Q.


This press release, and all SEC filings are available at www.orbitfr.com





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